UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________

FORM 8-K

_____________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

_____________________________________________

PHILLIPS EDISON GROCERY CENTER REIT II, INC.
(Exact name of registrant as specified in its charter)

_____________________________________________

Maryland	333-190588	61-1714451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Harvest Plaza

On February 9, 2015, Phillips Edison Grocery Center REIT II, Inc. (the “Company”) purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 75,866 rentable square feet located on approximately 7.99 acres of land in Akron, Ohio (“Harvest Plaza”) for approximately $8.0 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its ongoing initial public offering. Harvest Plaza was purchased from Garrison Central Harvest Plaza LLC, a Delaware limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

Currently, Harvest Plaza is 100% leased to 6 tenants. Giant Eagle, a regional market-leading grocery store chain, occupies 61,866 rentable square feet at Harvest Plaza. Based on the current condition of Harvest Plaza, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes Harvest Plaza is adequately insured.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT II, INC.

Dated: February 10, 2015	By:	/s/ R. Mark Addy
R. Mark Addy
Co-President and Chief Operating Officer